UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015 (September 18, 2015)

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 18, 2015, in connection with its on-going chapter 11 proceedings pending in the Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”), Case No. 15-33896, Alpha Natural Resources, Inc. (the “Company”) along with certain of its subsidiaries (collectively, the “Debtor Credit Parties”) entered into a Superpriority Secured Second Out Debtor-in-Possession Credit Agreement (the “Second Out DIP Credit Agreement”), by and among the Company, as borrower, the Company’s subsidiaries party thereto as guarantors, the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent.
The Second Out DIP Credit Agreement contemplates a last-out letter of credit replacement facility in an aggregate undrawn amount of approximately $192 million (the “Second Out Facility”). Pursuant to the terms of the Second Out Facility, letters of credit that were outstanding under the Debtor Credit Parties’ existing prepetition secured credit facility as of August 3, 2015 (the “Petition Date”) are deemed to have been issued postpetition under the Second Out Facility, and the Debtor Credit Parties are permitted to further extend or renew these letters of credit on a going-forward basis.
The Second Out DIP Credit Agreement matures on the earliest of (i) February 6, 2017, (ii) the acceleration by the lenders of the obligations thereunder following an event of default, (iii) the sale of substantially all of the assets of the Debtor Credit Parties, and (iv) the consummation of a plan of reorganization.
The Second Out DIP Credit Agreement incorporates by reference the affirmative and negative covenants contained in that certain Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of August 6, 2015, by and among the Company, the Company’s subsidiaries party thereto as guarantors, the lenders party thereto, the issuing banks party thereto and Citibank, N.A., as administrative agent and collateral agent (the “First Out Credit Agreement”), which covenants, subject to certain exceptions, (a) require the Company to maintain certain minimum thresholds of liquidity, (b) limit the ability of the Debtor Credit Parties to, among other things, expend liquidity on capital expenditures, make dispositions of material leases and contracts, make acquisitions, loans or investments, create liens on their property, dispose of assets, incur indebtedness, merge or consolidate with third parties, enter into transactions with affiliated entities and make material changes to their business activities, and (c) require the Company to achieve the following milestones relating to the Debtor Credit Parties’ on-going chapter 11 cases:
1.    No later than October 30, 2015, delivery of a five-year business plan reasonably acceptable to the required lenders under the First Out Credit Agreement (the “Agreed Business Plan”).
2.    No later than November 30, 2015, delivery of a plan and timeline reasonably acceptable to the required lenders under the First Out Credit Agreement (i) to market and implement the asset sales, assignments, closings and abandonments (if any) to the extent reflected in the Agreed Business Plan and (ii) with respect to significant executory contract and unexpired lease assumptions and rejections.
3.    Within 135 days following the Petition Date, deliver to the administrative agent an updated Agreed Business Plan reasonably acceptable to the required lenders under the First Out Credit Agreement, which will incorporate a final plan and assumptions with respect to collective bargaining agreements and retiree benefits.
4.    Within 155 days following the Petition Date, deliver proposals contemplated in the Agreed Business Plan, if any, (i) to authorized union representatives seeking modifications with respect to collective bargaining agreements and (ii) to authorized representatives of retirees seeking modifications with respect to retiree benefits, in each case, consistent with and solely to the extent required by the Agreed Business Plan (any savings and work rule changes reflected in such proposals, collectively, the “Labor/Benefits Savings”).
5.    Within 215 days following the Petition Date, seek Bankruptcy Court approval of any Labor/Benefits Savings consistent with the Agreed Business Plan.

6.    To the extent that any Labor/Benefits Savings consistent with the Agreed Business Plan are not otherwise achieved on a consensual basis without the need for court relief, obtain any requested Labor/Benefits Orders within 320 days of the Petition Date.
7.    Within 300 days following the Petition Date, file an acceptable plan of reorganization.
8.    Within 90 days following the filing of a plan of reorganization, entry by the Bankruptcy Court of an order confirming such plan of reorganization.
In addition to the foregoing, the Second Out DIP Credit Agreement also contains customary events of default.
Unreimbursed drawings under letters of credit under the Second Out Facility bear interest at LIBOR plus 4.00% or at the Alternative Base Rate plus 3.00% (with an ABR floor of 2.00%), as applicable.
The Company is obligated to pay the following fees under the Second Out DIP Credit Agreement:
- a participation fee to each lender equal to 4.00% multiplied by such lender’s applicable percentage of the daily aggregate undrawn amount of the letters of credit under the Second Out Facility, paid within ten business days after the last day of March, June, September and December of each year; and
- a fronting fee of 0.125% of the stated amount of each issued and outstanding letter of credit paid to the issuing bank in respect thereof within ten business days after the last day of March, June, September and December of each year.
By order dated September 17, 2015 (the “Final Order”), the Bankruptcy Court approved the terms of the Second Out Facility and authorized the Debtor Credit Parties to, among other things, execute and perform their obligations under the Second Out DIP Credit Agreement.
The obligations of the Debtor Credit Parties under the Second Out DIP Credit Agreement are secured by liens on substantially all of the assets of the Debtor Credit Parties, which such liens are subordinate to the liens and security interests of the lenders under the First Out Credit Agreement. The terms of the financing under the First Out Credit Agreement, as described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 12, 2015, were also approved on a final basis by the Bankruptcy Court in the Final Order.
The foregoing description of the Second Out DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Out DIP Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
The Final Order, and all other pleadings filed with the Bankruptcy Court, may be obtained by accessing http://www.kccllc.net/alpharestructuring.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01, above, is incorporated herein by reference.

Item 8.01 Other Events.
As previously disclosed, in May 2015, the Company and its operating affiliate Alpha Coal West, Inc. were notified by the Wyoming Department of Environmental Quality’s Land Quality Division (LQD) that the LQD believed the companies “no longer qualify under the self-bonding program” in the State.
On September 8, 2015, the Company and Alpha Coal West filed a motion seeking Bankruptcy Court approval of a Stipulation and Order (the “Stipulation”) with the State of Wyoming and the Wyoming Department of Environmental Quality (collectively “Wyoming”) pursuant to which Wyoming will be entitled to a claim under the bankruptcy proceeding that has priority over any or all administrative expenses of the kind specified in section 503(b) of the Bankruptcy Code, in the amount of $61 million (the “Superpriority Claim”). Also pursuant to this Stipulation, the Wyoming bonding requirements of the Company and Alpha Coal West would be deemed satisfied during the pendency of the bankruptcy proceeding. The effectiveness of the Stipulation is subject to the approval of the Bankruptcy Court, which approval is currently pending.
On September 3, 2015, the Company received a letter from the West Virginia Department of Environmental Protection (DEP) stating DEP’s conclusion that the Company no longer qualifies to participate in the state’s self-bonding program. The letter further advised that within 90 days of the receipt of the letter the Company must post an alternative form of bond. The Company is in discussions with the DEP regarding this matter.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1
Superpriority Secured Second Out Debtor-in-Possession Credit Agreement, dated as of September 18, 2015, by and among Alpha Natural Resources, Inc., as borrower, certain parties thereto as guarantors, the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

Date: September 24, 2015	By:	/s/ William L. Phillips III
Name: William L. Phillips III
Title: Assistant Secretary

Exhibit Index

Exhibit No.	Description
10.1
Superpriority Secured Second Out Debtor-in-Possession Credit Agreement, dated as of September 18, 2015, by and among Alpha Natural Resources, Inc., as borrower, certain parties thereto as guarantors, the lenders party thereto and Citicorp North America, Inc., as administrative agent and collateral agent